UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
     Date of Report (Date of earliest event reported):
December 22, 2006 (December 21, 2006)

Brown-Forman Corporation

(Exact name of registrant as specified in its charter)

Delaware	002-26821	61-0243150

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

850 Dixie Highway, Louisville, Kentucky	40210

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (502) 585-1100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO MATERIAL DEFINITIVE AGREEMENT
On December 21, 2006, Brown-Forman Corporation (“Brown-Forman”) entered into a Bridge Credit Agreement dated as of such date with certain lender parties thereto, JPMorgan Chase Bank, N.A., as Syndication Agent, Citibank North America, Inc., as Documentation Agent, Bank of America, N.A., as Administrative Agent and Banc of America Securities LLC, J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. as Joint Lead Arrangers and Joint Bookrunners (the “Bridge Credit Agreement”). The Bridge Credit Agreement may be used to provide liquidity with respect to the commercial paper that the corporation expects to issue in connection with the acquisition of Grupo Industrial Herradura (as defined under Item 7.01 below) and, if necessary, to fund such acquisition. The Bridge Credit Agreement provides an $800 million, 364-day credit commitment, subject to earlier maturity upon the incurrence by Brown-Forman of certain types of indebtedness. It allows Brown-Forman to borrow funds on an unsecured basis, with all such borrowings due to be repaid no later than December 20, 2007. Brown-Forman may prepay loans made under the agreement at any time without premium or penalty (except certain lender breakage fees and redeployment costs, if any). Borrowings under the Bridge Credit Agreement will bear interest at one of two floating rates selected by Brown-Forman, which will be either (i) a base rate equal to the higher of a reference prime rate or the federal funds rate plus 0.50%; or (ii) a LIBOR rate plus a spread ranging from 0.17% to 0.43%. The applicable spread will be determined on the basis of the corporation’s debt ratings by S&P and Moody’s from time to time in effect, which ratings are also used in determining the applicable facility fee, which may range from 0.03% to 0.07% of aggregate commitments. The Bridge Credit Agreement contains conditions to funding, representations and warranties, affirmative covenants and negative covenants that are customary for these types of facilities, including a covenant requiring that the corporation maintain a ratio of consolidated total debt to consolidated net worth, as such terms are defined therein, of not more than 2.0 to 1.0.
The foregoing description of the Bridge Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the text of such agreement, which is filed as Exhibit 10.1 hereto and is incorporated into this report by reference.
ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
The information set forth in Item 1.01 above with respect to the Bridge Credit Agreement is incorporated by reference into this Item 2.03.
ITEM 7.01. REGULATION FD DISCLOSURE
On December 21, 2006, Brown-Forman issued a press release regarding its entrance into the First Amendment (the “Amendment”) to the Asset Purchase Agreement dated as of August 25, 2006 among Jose Guillermo Romo de la Pena, Luis Pedro Pablo Romo de la Pena, Grupo Industrial Herradura, S.A. de C.V. (“Grupo Industrial Herradura”), certain of their respective affiliates, Brown-Forman and Brown-Forman Tequila Mexico, S. de R.L. de C.V., a subsidiary of Brown-Forman (the “Purchase Agreement”). The Amendment extends the date beginning on which a party may terminate the Purchase Agreement for failure of the transaction to close. Under the original agreement, this date was the 120th day after such Purchase Agreement was signed. Such date has been extended until January 11, 2007, the date on which Brown-Forman now expects the transaction to close. A copy of the press release is furnished herewith as Exhibit 10.2.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d)
10.1 Bridge Credit Agreement, dated as of December 21, 2006, among Brown-Forman Corporation, as the Borrower, certain lenders party hereto, JPMorgan Chase Bank, N.A., as Syndication Agent, Citibank North America, Inc. as Documentation Agent, Bank of America, N.A., as Administrative Agent and Banc of America Securities LLC, J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. as Joint Lead Arrangers and Joint Bookrunners.
10.2 Press release dated December 21, 2006

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brown-Forman Corporation
(Registrant)

December 22, 2006	/s/ Nelea A. Absher
(Date)	Nelea A. Absher
Vice President and Assistant Corporate Secretary